UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2023
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On October 19, 2023, BioLife Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Casdin Partners Master Fund, L.P. (the “Purchaser”), whereby the Company will sell, and the Purchaser will purchase, 927,165 shares of common stock of the Company, par value $0.001 per share (the “Securities”), at a purchase price of $11.19 per share for an aggregate purchase price of $10,374,976.35 (the “Private Placement”). After completion of the Private Placement, the Purchaser will own approximately 19.5% of the Company’s outstanding common stock. Nasdaq Listing Rule 5635(b) would generally require the Company to seek stockholder approval for any transaction with the Company in which an investor’s ownership would exceed 20%.

The Purchase Agreement includes customary representations, warranties and covenants from the Company and the Purchaser. The closing of the Private Placement occurred on October 19, 2023.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. However, in connection with the Private Placement, the Company and the Purchaser entered into a Registration Rights Agreement, dated October 19, 2023 (the “Registration Rights Agreement”), providing for the registration for resale of the Securities pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within 30 calendar days following the closing of the Private Placement. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 60 days after the closing of the Private Placement (or 120 days in the event of a “full review” of the Registration Statement by the SEC), and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been publicly sold by the Purchaser or otherwise shall have ceased to be Registrable Securities under the Registration Rights Agreement.

The foregoing descriptions of the terms of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the terms of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and Registration Rights Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Securities will be issued pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated October 19, 2023, by and between BioLife Solutions, Inc. and the Purchaser.
10.2	Registration Rights Agreement, dated October 19, 2023, by and between BioLife Solutions, Inc. and the Purchaser.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: October 19, 2023	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer